EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy and the American Recovery and Reinvestment Act of 2009

DENVER, CO – Wednesday, March 11, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy” or “Company”), a wind power company in business to generate clean, renewable energy, today provided guidance to shareholders and interested parties, concerning the impact of the American Recovery and Reinvestment Act of 2009 (the “Stimulus Legislation”), signed into law by President Obama in Denver, Colorado on February 25, 2009, on the Company’s Blue Creek, Channing Flats, Swisher and Hedley Pointe wind power projects, all underway in the Texas Panhandle, as well as the Company’s pipeline of new wind projects in feasibility, in three other States.

Under present Federal law, an income tax credit of 2.1 cents/kilowatt-hour, indexed for inflation, exists for the production of electricity from utility class wind turbines.  This incentive, termed the renewable energy production tax credit (PTC), was created under the Energy Policy Act of 1992. The Stimulus Legislation includes a three-year extension of the PTC. Consequently, the 2.1 cents/kilowatt-hour tax credit may be applied to all NACEL Energy’s existing and proposed wind power generation projects, through the new expiration date of December 31, 2012.

However, NACEL Energy believes that the most important aspect of the Stimulus Legislation is the new option to elect a 30% investment tax credit (ITC), up front, in lieu of the PTC.  This option is available to NACEL Energy for all wind power generation facilities which it places in service in 2010, and also for facilities placed in service before 2013, if construction begins before the end of 2010.

Further, the Stimulus Legislation also allows NACEL Energy, in lieu of the PTC or the ITC, to elect to receive a direct grant from the Department of Treasury equal in amount to the ITC, being 30% of the construction cost of the applicable wind project. The Department of Treasury is required to pay the grant request within 60 days of the later of (i) the date of the Company’s application which must be received before October 1, 2011, or (ii) the date that the specified Company wind facility commences commercial operations.

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“The impact of the American Recovery and Reinvestment Act on NACEL Energy’s expected cash flow from our four Texas projects, now underway, is extremely positive. The Company will additionally endeavor to advance our three wind project opportunities in feasibility, in order to fully capitalize on the provisions of this new legislation.”

EXHIBIT 99.1

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing utility class wind power generation projects. NACEL Energy has commenced work at its Hedley Pointe, Swisher, Blue Creek and Channing Flats projects, all located in Texas, and currently anticipates 80 MW of new wind power upon their completion. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. In addition, the full impact of the new legislation and its incentive provisions require the enactment of further regulations, which have not yet been proposed. Thus, the full impact and effect of the new legislation on NACEL Energy and its wind projects is not known at this time. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending December 31, 2008, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848